UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 8, 2007

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2007, Denny’s Corporation (together with its subsidiaries, the “Company”), Denny’s Inc., Denny’s Realty, LLC, Denny’s Holdings, Inc. and DFO, LLC entered into an amendment to the senior secured credit agreement dated as of December 15, 2006, with the lenders named therein and Bank of America, N.A., as administrative agent.

The amendment reduces the per annum interest rate on the term loan and letter of credit facility to LIBOR plus 200 basis points.

Upon the event of a refinancing transaction, under certain circumstances within one year of the amendment, the Company would be required to pay the term loan and letter of credit facility lenders a 1.0% prepayment premium in the transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 -- Amendment No. 1 dated as of March 8, 2007 to the Amended and Restated Credit Agreement dated as of December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: March 14, 2007	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Growth Initiatives and
Chief Financial Officer